SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒       Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

IMPORTANT NOTICE

PLEASE VOTE NOW FOR THE MERGER

Stockholder Approval is Required

ClearBridge MLP and Midstream Total Return Fund Inc. (“CTR”)

ClearBridge MLP and Midstream Fund Inc. (“CEM”)

ClearBridge Energy Midstream Opportunity Fund Inc. (“EMO”)

Dear Valued Stockholder:

Time is running short; the joint special meeting of stockholders of CTR, CEM and EMO (the “Funds”) (the “Special Meeting”) is rapidly approaching! You recently received proxy materials relating to the proposals to be voted on at the Special Meeting, which will be held at 280 Park Avenue, New York, New York 10017 on May 17, 2024 at 10:00 a.m. (Eastern Time). You are receiving this REMINDER notice because you held shares of common stock in one or more of the Funds on the record date and we have not received your vote. Please help us avoid adjournments, phone calls, costs, and additional mailings by promptly voting your shares. The Board of Directors of each Fund believes that each proposal that the stockholders are being asked to vote upon is in the best interests of the respective Fund and its stockholders and unanimously recommend that you vote “FOR” such proposal.

It is important that you vote, no matter how large or small your holdings may be.

Please vote YOUR proxy TODAY by using one of the EASY voting options below:

Vote Online by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	Vote by Phone by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	Vote by Mail by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

We greatly appreciate your time and your investment in the Funds.

If you have any questions concerning the proposals, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-888-867-6963.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://www.proxy-direct.com/MeetingDocuments/33783/33783_proxy%20statement.pdf or by calling Georgeson, the Funds’ proxy solicitor toll free at 1-888-867-6963.